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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

          PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES ACT OF 1934



Date of Report (Date of earliest event reported)
                                             January 26, 2000 (January 26, 2000)



                         RTI INTERNATIONAL METALS, INC.
             (Exact name of registrant as specified in its charter)



     Ohio                        001-14437                      52-2115953
(State or other                 (Commission                 (I.R.S. Employer
jurisdiction of                 File Number)               Identification No.)
incorporation)



                               1000 Warren Avenue
                                     Niles, OH                         44446
                     (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code               (330) 544-7700




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ITEM 5.  RTI International Metals, Inc. ("RTI") disclosed today that they have a claim against Boeing Commercial Airplane Group of approximately $7 million for contractual amounts due in connection with the terms of their long-term supply agreement. Under the terms of the contract, Boeing was required to order a minimum of 3.25 million pounds of titanium during 1999. Actual shipments were less than one million pounds. This claim had no effect on RTI's 1999 results.



                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       RTI INTERNATIONAL METALS, INC.


                                       /s/ TIMOTHY RUPERT
                                       ----------------------------
                                       Timothy Rupert
                                       Executive Vice President and
                                       Chief Financial Officer

Date:        January 26, 2000
             Niles, Ohio